Exhibit 15.1

TIAN YUAN LAW FIRM

10/F, CPIC Plaza,

No. 28 FengSheng Hutong,

Xicheng District, Beijing, 100032,

P.R.China

Tel: (8610) 5776-3888;

Fax: (8610) 5776-3777.

Date: September 26, 2014

New Oriental Education & Technology Group Inc.

No. 6 Hai Dian Zhong Street

Haidian District, Beijing

100080 People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Item 3.D—Key Information—Risk Factors,” “Item 4.B—Information on the Company—Business Overview—Regulation,” “Item 4.C—Information on the Company—Organizational Structure” and “Item 5.A—Operating and Financial Review and Prospects—Critical Accounting Policies” and included in New Oriental Education & Technology Group Inc.’s annual report on Form 20-F for the fiscal year ended May 31, 2014, which will be filed by New Oriental Education & Technology Group Inc. on or after September 26, 2014, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Sincerely yours,

/s/ Tian Yuan Law Firm